UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2021

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18135 Burke Street, Suite 100 Omaha, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed, on February 18, 2015, Lindsay Corporation (the “Company”) entered into the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank”), which was amended on February 28, 2017 (the “First Credit Amendment”) and May 31, 2019 (the “Second Credit Amendment”) and which continues to provide for a $50 million unsecured revolving credit facility. Copies of the Credit Agreement, the First Credit Amendment, and the Second Credit Amendment were filed as Exhibits 10.2, 10.1, and 10.2, respectively, to the Current Reports on Form 8-K filed by the Company on February 20, 2015, March 1, 2017, and June 5, 2019, respectively.

On August 26, 2021, the Company and the Bank entered into the Third Amendment to the Credit Agreement (the “Third Credit Amendment”). Capitalized terms used below and not otherwise defined herein have the meanings given to them in the Credit Agreement, as amended through the Third Credit Amendment.

The Third Credit Amendment, among other things, (i) adds an accordion feature under which the Company may request, subject to lender approval and other certain conditions, to increase the unsecured revolving credit facility by up to an additional $50 million; (ii) provides for a transition of the benchmark rate from the London Interbank Offered Rate (LIBOR) to the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York while increasing all Leverage-Ratio-based marginal pricing tiers by ten basis points; (iii) continues to tie the Unused Commitment Fee Percentage to the Leverage Ratio while reducing the range of Unused Commitment Fee Percentages from 0.15%-0.25% per annum to 0.125%-0.20% per annum; (iv) extends the Termination Date from May 31, 2022 to August 26, 2026; and (v) incorporates by reference the terms of the Second Amended and Restated Line of Credit Note executed by the Company in favor of the Bank on August 26, 2021 (the “Line of Credit Note”).

The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the complete texts of the Third Credit Amendment and the Line of Credit Note, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

10.1	Third Amendment to Amended and Restated Revolving Credit Agreement, dated August 26, 2021, by and between the Company and the Bank.

10.2	Second Amended and Restated Line of Credit Note, dated August 26, 2021, by the Company in favor of the Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2021	LINDSAY CORPORATION

	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Senior Vice President and Chief Financial Officer